UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2025

SiteOne Landscape Supply, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37760	46-4056061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Colonial Center Parkway, Suite 600 Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(470) 277-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SITE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2025, SiteOne Landscape Supply, Inc. (the “Company”) appointed Eric Elema, currently Vice President, Finance and Corporate Controller, to serve as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company, effective January 1, 2026.

Mr. Elema will succeed John T. Guthrie, who, on August 25, 2025, notified the Company that he will retire from his role as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company, effective January 1, 2026. Following this date, Mr. Guthrie will continue his employment into fiscal 2026 as a senior advisor to the Chief Executive Officer of the Company to ensure a smooth transition. Mr. Guthrie currently satisfies the applicable retirement criteria under the Company’s long-term incentive plans, and therefore will be entitled to the continued vesting of outstanding equity awards as previously disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 2, 2025.

Mr. Elema, age 57, has served as Vice President, Finance and Corporate Controller for the Company since 2016. In this role, Mr. Elema has held responsibility for the Company’s accounting, finance, shared services and treasury functions. Prior to joining the Company, Mr. Elema served as Vice President and Business Unit Controller and Region Controller with McKesson Technology Solutions and Skanska USA Building, Inc., respectively, as well as various other finance and controller positions throughout his 35 years of professional experience. Mr. Elema earned a Bachelor of Arts in Finance from Michigan State University and is a Certified Public Accountant.

Compensation decisions for Mr. Elema in his new role have not yet been made; once available, any material changes to his compensation will be reported by an amendment to this Current Report on Form 8-K. There are no arrangements or understandings between Mr. Elema and any other persons pursuant to which he was elected as an officer of the Company. There are also no family relationships between Mr. Elema and any director or executive officer of the Company. Mr. Elema has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01 Other Events.

On August 27, 2025, the Company issued a press release announcing the Company’s planned Chief Financial Officer succession. A copy of the press release is furnished as Exhibit 99.1 hereto. This information is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 27, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEONE LANDSCAPE SUPPLY, INC.

By:	/s/ Travis Jackson
Travis Jackson
General Counsel & Secretary

Date: August 27, 2025